Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CytomX Therapeutics, Inc. of our report dated March 2, 2017 relating to the financial statements, which appears in CytomX Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

February 27, 2019